Exhibit 10.2

To:       D. DUNSMUIR INVESTMENTS CANADA LIMITED

DATE:     SEPTEMBER 13, 2002

RE: D. Dunsmuir Investments Canada Limited loan advance to D'Angelo Brands Ltd.

          And Frank D'Angelo  - $1,200,000.00 (the "Loan")

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     IN CONSIDERATION of and so as to induce you to make the Loan we agree to:

(i) pay to you a loan commitment fee for the Loan in the amount of $600,000.00 to be disbursed from the Loan advance and earned October 1, 2002;

(j) immediately issue to you warrants to purchase in total 4,000,000 free trading shares of the Corporation exercisable in whole or in part, at any time, at U.S. $0.175/share, expiring September 13, 2007;

(k) immediately issue to Douglas Dunsmuir 500,000 free trading shares of the Corporation in payment of services rendered by him on behalf of the Corporation.

          This issuance of the warrants and shares of the Corporation as aforesaid satisfies outstanding obligations of the undersigned regarding shares of the Corporation previously agreed by us to be issued to you.

          DATED at Vaughan, Ontario, September 13, 2002.

                                     D'ANGELO BRANDS LTD.

                                     per: --------------

                                     Frank D'Angelo, A.S.O
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                                     Frank D'Angelo